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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS



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         We  consent  to the  incorporation  by  reference  in the  Registration

Statements  of  Olsten  Corporation  on Form  S-8  (Registration  Nos.  33-9804,

33-41603,   33-61763,   33-64539,   33-66782  and  33-66784)  and  on  Form  S-3

(Registration  Nos.  33-54463,  33-64267,  333-4743 and  333-7867) of our report dated February 4, 1998, on our audits of the consolidated  financial  statements of Olsten  Corporation and Subsidiaries as of December 28, 1997 and December 29,

1996,  and for each of the three years in the period  ended  December  28, 1997,

which report is included in this Annual Report on Form 10-K.


                                    COOPERS & LYBRAND L.L.P.


New York, New York
February 27, 1998.